UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2025

Starwood Property Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-34436 (Commission File Number)	27-0247747 (IRS Employer Identification No.)

2340 Collins Avenue, Suite 700 Miami Beach, FL	33139
(Address of principal	(Zip Code)
executive offices)

Registrant's telephone number, including area code: (305) 695-5500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	STWD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On May 9, 2025, Starwood Property Trust, Inc. (the “Company”) filed a shelf registration statement on Form S-3 (File No. 333-287165) (the “Registration Statement”) with the Securities and Exchange Commission in order to maintain an effective shelf registration statement.

On May 9, 2025, the Company and its external manager, SPT Management, LLC (the “Manager”), also entered into a Sales Agreement (the “Sales Agreement”) with Barclays Capital Inc., BofA Securities, Inc., BTIG, LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as sales agents (each, a “Sales Agent,” and, collectively, the “Sales Agents”) relating to the offer and sale of shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), having an aggregate offering price of up to $500,000,000 (the “ATM Shares”), from time to time through the Sales Agents, acting as the Company’s agents.

Subject to the terms and conditions of the Sales Agreement, the Sales Agents will use their commercially reasonable efforts to sell, on the Company’s behalf, the ATM Shares offered by the Company under the Sales Agreement. The sales, if any, of the ATM Shares made under the Sales Agreement will be made by means of ordinary brokers’ transactions on the New York Stock Exchange or otherwise, at market prices prevailing at the time of sale, in block transactions, in negotiated transactions, in any manner permitted by applicable law or as otherwise agreed with the Sales Agents. Actual sales will depend on a variety of factors to be determined by the Company from time to time.

The Sales Agreement provides that each Sales Agent will be entitled to a commission for its service that will not exceed, but may be lower than, 2.0% of the gross sales price of the ATM Shares sold through it as the Company’s agent pursuant to the Sales Agreement. The Company has no obligation to sell any of the ATM Shares under the Sales Agreement, and may at any time suspend solicitation and offers under the Sales Agreement.

The ATM Shares will be issued pursuant to the Registration Statement. The Company filed a prospectus supplement, dated May 9, 2025, to the prospectus dated May 9, 2025 (the “ATM Prospectus Supplement”), with respect to the offer and sale of the ATM Shares.

A copy of the Sales Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

On May 9, 2025, the Company also filed a prospectus supplement, dated May 9, 2025, to the prospectus dated May 9, 2025 (the “Resale Prospectus Supplement”), with respect to the resale from time to time of shares of Common Stock (the “Resale Shares”) by the selling stockholders identified therein. Any such resales will be made under the Registration Statement and the Resale Prospectus Supplement. The Resale Prospectus Supplement supersedes the prospectus supplement and the accompanying prospectus previously filed by the Company with respect to the Resale Shares and relating to the Company’s prior shelf registration statement.

The Company is not offering for sale any shares of Common Stock in the Resale Prospectus Supplement, and the Company will not receive any proceeds from the sale of any Resale Shares by the selling stockholders from time to time pursuant to the Resale Prospectus Supplement.

On May 9, 2025, the Company also filed a prospectus supplement, dated May 9, 2025, to the prospectus dated May 9, 2025 (the “DRIP Prospectus Supplement”), with respect to the shares of Common Stock that may be offered and sold from time to time under the Company’s Amended and Restated Dividend Reinvestment and Direct Stock Purchase Plan (the “DRIP Shares”). The DRIP Prospectus Supplement supersedes the prospectus supplement and the accompanying prospectus previously filed by the Company with respect to the DRIP Shares and relating to the Company's prior shelf registration statement.

In connection with the filing of the ATM Prospectus Supplement, the Resale Prospectus Supplement and the DRIP Prospectus Supplement, Womble Bond Dickinson (US) LLP delivered legality opinions, copies of which are attached hereto as Exhibits 5.1, 5.2 and 5.3, respectively.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Sales Agreement, dated May 9, 2025, among the Company, the Manager and the Sales Agents
5.1	Opinion of Womble Bond Dickinson (US) LLP regarding the legality of the ATM Shares
5.2	Opinion of Womble Bond Dickinson (US) LLP regarding the legality of the Resale Shares
5.3	Opinion of Womble Bond Dickinson (US) LLP regarding the legality of the DRIP Shares
23.1	Consent of Womble Bond Dickinson (US) LLP (included in Exhibit 5.1)
23.2	Consent of Womble Bond Dickinson (US) LLP (included in Exhibit 5.2)
23.3	Consent of Womble Bond Dickinson (US) LLP (included in Exhibit 5.3)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 9, 2025	STARWOOD PROPERTY TRUST, INC.

	By:	/s/ Jeffrey F. DiModica
	Name:	Jeffrey F. DiModica
	Title:	President